Exhibit 99.2

2 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Triple-Net Portfolio Same Store Triple-Net Portfolio Top 10 Relationships and COVID-19 Mitigation Summary Senior Housing - Managed Portfolio Same Store Senior Housing - Managed Portfolio Loans and Other Investments | Development Pipeline NOI Concentrations Geographic Concentrations Lease Expirations 15 INVESTMENT ACTIVITY Summary 16 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 20 FINANCIAL INFORMATION 1Q 2021 Outlook Consolidated Financial Statements - Statements of Income Consolidated Financial Statements - Balance Sheets Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 26 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap CONTENT

COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Harold Andrews Jr.
Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen
Executive Vice President, Chief Investment Officer and Treasurer

Michael Costa
Executive Vice President - Finance, Chief Accounting Officer

BOARD OF DIRECTORS

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Ronald Geary
Director

Jeffrey Malehorn
Director

Craig Barbarosh
Director

Lynne Katzmann
Director

Clifton Porter II
Director

Katie Cusack
Director

Ann Kono
Director

Milton Walters
Director

Michael Foster
Lead Independent Director

Raymond Lewis
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
18500 Von Karman Avenue
Suite 550
Irvine, CA 92612
888.393.8248
sabrahealth.com

Transfer Agent
American Stock Transfer
and Trust Company
6201 15th Avenue
Brooklyn, NY 11219

3 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA

OVERVIEW

Financial Metrics

Dollars in thousands, except per share data

	December 31, 2020	
	Three Months Ended	Year Ended
Revenues	$ 152,054	$ 598,569
Net operating income [1]	124,012	495,779
Cash net operating income [1]	117,635	489,084
Diluted per share data attributable to common stockholders:		
EPS	$ 0.18	$ 0.67
FFO	0.42	1.67
Normalized FFO	0.42	1.78
AFFO	0.42	1.74
Normalized AFFO	0.41	1.73
Dividends per common share	0.30	1.35

Capitalization and Market Facts

	December 31, 2020
Common shares outstanding	210.6 million
Common equity Market Capitalization	$3.7 billion
Total Debt [2]	$2.8 billion
Total Enterprise Value [2]	$6.4 billion
Common stock closing price	$17.37
Common stock 52-week range	$5.55 - $22.55
Common stock ticker symbol	SBRA

Key Credit Metrics [3]

	December 31, 2020
Net Debt to Adjusted EBITDA	4.88x
Including unconsolidated joint venture	5.49x
Interest Coverage	5.32x
Fixed Charge Coverage Ratio	5.14x
Total Debt/Asset Value	35 %
Secured Debt/Asset Value	1 %
Unencumbered Assets/Unsecured Debt	282 %

Portfolio

Dollars in thousands

As of December 31, 2020	Property Count	Investment	Beds/Units	Occupancy Percentage [4]
Investment in Real Estate Properties, gross				
Triple-Net Portfolio:				
Skilled Nursing / Transitional Care	287	$ 3,644,470	31,761	77.3 %
Senior Housing - Leased	65	707,634	4,282	83.1
Specialty Hospitals and Other	27	670,793	1,092	75.3
Total Triple-Net Portfolio	379	5,022,897	37,135	
Senior Housing - Managed	47	942,996	4,924	80.0
Consolidated Equity Investments	426	5,965,893	42,059	
Unconsolidated Joint Venture Senior Housing - Managed	158	732,236	7,056	71.6
Total Equity Investments	584	6,698,129	49,115	
Investment in Sales-Type Lease, net	1	24,205		
Investments in Loans Receivable, gross [5]	18	58,992		
Preferred Equity Investments, gross [6]	6	43,940		
Total Investments	609	$ 6,825,266		

Includes 72 relationships in 43 U.S. states and Canada

(1) Balance includes (i) $1.1 million and $5.3 million of government grant income for the three months and year ended December 31, 2020, respectively, and (ii) $3.0 million and $10.4 million of expenses related to increased supplies and labor needs related to the COVID-19 pandemic for the three months and year ended December 31, 2020, respectively.
(2) Includes Sabra's 49% pro rata share of the debt of its unconsolidated joint venture.
(3) See page 19 of this supplement for important information about these credit metrics.
(4) Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for Senior Housing - Managed, which is presented for the current period on a trailing three month basis.
(5) One of our investments in loans receivable contains a purchase option on one Senior Housing development with 21 units.
(6) Our preferred equity investments include investments in entities owning five Senior Housing developments with an aggregate of 662 units and one Skilled Nursing/Transitional Care development with 120 beds.

4 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA

PORTFOLIO

Triple-Net Portfolio

Triple-Net Portfolio

Dollars in thousands

As of December 31, 2020	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total
Number of Properties	287	65	27	379
Number of Beds/Units	31,761	4,282	1,092	37,135
Investment	$ 3,644,470	$ 707,634	$ 670,793	$ 5,022,897

Triple-Net Portfolio — EBITDARM Coverage (1)

	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019
Skilled Nursing/Transitional Care	1.93x	1.84x	1.66x	1.65x	1.63x
Specialty Hospitals and Other	3.55x	3.38x	3.31x	3.36x	3.29x
Aggregate Acute/Post Acute and Other	2.17x	2.07x	1.91x	1.91x	1.88x
Senior Housing - Leased	1.25x	1.31x	1.38x	1.38x	1.37x

Triple-Net Portfolio — Operating Statistics (1)

Dollars in thousands

	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019
Skilled Nursing/Transitional Care					
Number of Properties	287	287	290	291	296
Number of Units	31,761	32,019	32,516	32,660	33,290
Cash NOI	$ 74,571	$ 78,047	$ 75,011	$ 76,236	$ 77,589
Occupancy	77.3 %	80.0 %	82.1 %	82.3 %	82.1 %
Skilled Mix	39.5 %	39.0 %	39.0 %	38.6 %	38.0 %
Senior Housing - Leased					
Number of Properties	65	64	65	64	62
Number of Units	4,282	4,242	4,290	4,119	3,820
Cash NOI	$ 11,966	$ 11,975	$ 13,046	$ 11,971	$ 10,471
Occupancy	83.1 %	85.1 %	86.3 %	86.8 %	87.0 %
Specialty Hospitals and Other					
Number of Properties	27	27	25	25	25
Number of Beds	1,092	1,193	1,193	1,193	1,193
Cash NOI	$ 13,317	$ 13,277	$ 13,164	$ 13,069	$ 13,256
Occupancy	75.3 %	72.7 %	70.7 %	71.4 %	71.0 %

(1) Occupancy Percentage and Skilled Mix (together, "Operating Statistics") and EBITDARM Coverage for each period presented include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears, and therefore, EBITDARM Coverage and Operating Statistics exclude assets acquired after September 30, 2020.

5 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA

PORTFOLIO

Same Store Triple-Net Portfolio

Same Store Triple-Net Portfolio [1]

Dollars in thousands

	Number of Properties	Number of Beds/Units		Cash NOI	
		4Q 2020	3Q 2020	4Q 2020	3Q 2020
Skilled Nursing/Transitional Care	287	31,761	32,019	$ 74,529	$ 77,392
Senior Housing - Leased	64	4,242	4,242	$ 11,776	$ 11,980
Specialty Hospitals and Other	25	1,092	1,193	$ 13,213	$ 13,171

Same Store Triple-Net Portfolio — EBTIDARM Coverage [2]

	4Q 2020	3Q 2020
Skilled Nursing/Transitional Care	1.90x	1.81x
Specialty Hospitals and Other	3.89x	3.80x
Aggregate Acute/Post Acute and Other	2.19x	2.09x
Senior Housing - Leased	1.26x	1.32x

Same Store Triple-Net Portfolio — Operating Statistics [2]

	Occupancy		Skilled Mix	
	4Q 2020	3Q 2020	4Q 2020	3Q 2020
Skilled Nursing/Transitional Care	77.2 %	79.7 %	38.9 %	38.5 %
Senior Housing - Leased	83.9 %	85.6 %	N/A	N/A
Specialty Hospitals and Other	79.0 %	78.6 %	N/A	N/A

(1) Same store triple-net portfolio includes all facilities owned for the full period in both comparison periods.
(2) Same store EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears for Stabilized Facilities owned for the full period in both comparison periods.

6 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA

PORTFOLIO

Top 10 Relationships and COVID-19 Mitigation Summary [1]

Top 10 Relationships

		Tenant/Borrower Credit Exposure				Senior Housing - Managed Operator Exposure		COVID-19 Mitigation Sources					
		As of December 31, 2020 [1]		EBITDARM Coverage Twelve Months Ended [2]		As of December 31, 2020 [1]							
Relationship	Primary Facility Type	Number of Sabra Investments	% of Annualized Cash NOI	December 31, 2020	September 30, 2020	Number of Sabra Investments	% of Annualized Cash NOI	PRF	Suspension of Medicare Sequestration	FMAP	AAMP	Employer Payroll Tax Delay	PPP
Avamere Family of Companies	Skilled Nursing	28	8.6 %	1.37x	1.31x	—	—	✓	✓	✓		✓	✓
North American Healthcare	Skilled Nursing	24	7.6 %	1.84x	1.76x	—	—	✓	✓	✓	✓	✓	N/A
Signature Healthcare	Skilled Nursing	45	7.5 %	1.79x	1.68x	—	—	✓	✓	✓	✓	✓	N/A
Cadia Healthcare [3]	Skilled Nursing	10	7.2 %	1.84x	1.87x	—	—	✓	✓		✓		N/A
Signature Behavioral [4]	Behavioral Hospitals	6	6.6 %	1.66x	1.53x	—	—	✓	✓		✓	✓	N/A
Enlivant	Assisted Living	—	—	N/A	N/A	169	6.6 %	✓				✓	N/A
Holiday AL Holdings LP	Independent Living	—	—	N/A	N/A	22	5.1 %					✓	N/A
Genesis Healthcare, Inc. [5]	Skilled Nursing	8	4.4 %	1.46x	1.62x	—	—	✓	✓	✓	✓	✓	N/A
Healthmark Group	Skilled Nursing	21	3.4 %	1.91x	1.70x	—	—	✓	✓	✓		✓	✓
The McGuire Group	Skilled Nursing	7	3.1 %	2.40x	2.53x	—	—	✓	✓	✓	✓	✓	N/A
		149	48.4 %	1.73x	1.67x	191	11.7 %						
Remaining 62 relationships		255	38.0 %	2.48x	2.37x	14	1.9 %						
		404	86.4 %	2.06x	1.98x	205	13.6 %						

COVID-19 Mitigation Summary [6]

Mitigation Source	Mitigates EBITDARM Reductions	Description	Estimated Available (All Sabra Relationships)
PRF	Yes	The CARES Act has, to date, appropriated $175 billion to the Provider Relief Fund ("PRF") for hospitals and other health care providers nationwide to prevent, prepare for and respond to COVID-19, with such amount to be distributed through grants and other payment mechanisms. Thus far, approximately $145 billion of such appropriated amount has been, or is in the process of being funded through three phases of general distributions, various targeted distributions and certain performance-based incentive payments.	$230 million [8]
Suspension of Medicare sequestration	Yes	The CARES Act initially suspending the Medicare sequester (2% of all Medicare fee-for-service payments) from May 1–December 31, 2020 has since been extended to March 31, 2021.	$10 million
FMAP	Yes	The Families First Coronavirus Response Act provides a temporary 6.2% increase in Federal Medical Assistance Percentages ("FMAP") retroactive to January 1, 2020 with anticipated continuation through June 30, 2021. States have discretion regarding the distribution of these funds to various healthcare providers.	$60 million
AAMP	[7]	The CARES Act expanded the existing program to allow acute, cancer and children's hospitals to request accelerated and advance Medicare payment ("AAMP") of up to 100% of their Medicare payments for a six-month period, while critical access hospitals may request up to 125%. Other Medicare providers and suppliers (including physicians) may request up to three months advance payment. Repayment will not begin for one year from when the first loan disbursement was made and will be interest-free for up to 29 months.	$140 million [9]
Employer payroll tax delay	[7]	Under the CARES Act, employers can defer payment of the 6.2% FICA tax on wages paid from March 27–December 31, 2020. 50% of the deferred payment is due by December 31, 2021, and the remaining 50% is due by December 31, 2022. All employers are eligible unless they have had a loan forgiven through the Paycheck Protection Program (see PPP below).	$30 million
PPP	Potentially	The Paycheck Protection Program ("PPP") established by the CARES Act has thus far been authorized to provide a total of up to $943 billion to fund special new loans to small businesses with fewer than 500 employees that have been affected by COVID-19. Through the PPP, the Small Business Association can provide businesses a maximum loan equal to 2.5x times its average monthly payroll costs, capped at $10 million with an aggregate corporate cap of $20 million. Loan amounts spent on payroll and certain other costs for eight weeks following loan origination would be forgiven. The $943 billion authorized includes the recently approved $285 billion second round of PPP funding, the portal for which opened on January 15, 2021.	$70 million

(1) Consists of our direct investments as well as properties owned through our joint venture with Enlivant.
(2) EBITDARM Coverage is presented for Stabilized Facilities operated by the applicable tenant and is presented one quarter in arrears.
(3) EBITDARM Coverage excludes five non-stabilized facilities representing 4.9% of Annualized Cash NOI.
(4) EBITDARM Coverage excludes one non-stabilized facility representing 0.8% of Annualized Cash NOI.
(5) EBITDARM Coverage excludes a prorated portion of the residual rents due to Sabra from prior asset sales under our 2017 memorandum of understanding with Genesis representing 2.1% of Annualized Cash NOI.
(6) The following summarizes the aggregate amounts reported as being received by or made available to our operators from funding sources provided under the CARES Act.
(7) Provides additional near-term liquidity for our operators.
(8) Amount includes estimated distribution to eligible senior housing operators equal to 2% of annual patient care revenue.
(9) Benefit may be limited depending on reserve requirements under any working capital or other loans utilized by our operators.

7 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA

PORTFOLIO

Senior Housing - Managed Portfolio

Senior Housing - Managed Portfolio by Operator [1]

Dollars in thousands, except REVPOR

	4Q 2020							4Q 2019
	Sabra's Share of Unconsolidated JV [2]	Enlivant						
		Wholly-Owned	Total Enlivant	Holiday	Sienna	Other	Total	Total
Property Type	AL	AL	AL	IL	IL	AL	AL / IL	AL / IL
Number of Properties	158	11	169	22	8	6	205	216
Number of Units	7,056	631	7,687	3,117	757	419	11,980	12,347
Investment [3]	$ 732,236	$ 128,343	$ 860,579	$ 587,058	$ 133,742	$ 93,852	$1,675,231	$1,648,700
Capital Expenditures: [3]								
Recurring	$ 1,949	$ 559	$ 2,508	$ 1,622	$ 764	$ 287	$ 5,181	$ 2,747
Non-recurring	$ 331	$ 49	$ 380	$ —	$ 258	$ 378	$ 1,016	$ 3,255
Revenues [4]	$ 34,438	$ 9,334	$ 43,772	$ 18,573	$ 4,493	$ 5,737	$ 72,575	$ 77,844
Cash NOI [4]	$ 5,054	$ 1,911	$ 6,965	$ 6,331	$ 1,080	$ 828	$ 15,204	$ 22,641
Cash NOI Margin %	14.7 %	20.5 %	15.9 %	34.1 %	24.0 %	14.4 %	20.9 %	29.1 %
REVPOR	$ 4,576	$ 6,029	$ 4,815	$ 2,518	$ 2,488	$ 6,055	$ 3,773	$ 3,687
Occupancy	71.6 %	77.0 %	72.5 %	80.8 %	79.5 %	79.6 %	76.4 %	85.3 %

Senior Housing - Managed Portfolio — Wholly-Owned [1]

Dollars in thousands, except REVPOR

	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019
Number of Properties	47	47	47	47	46
Number of Units	4,924	4,924	4,922	4,922	4,809
Capital Expenditures: [3]					
Recurring	$ 3,232	$ 1,440	$ 542	$ 736	$ 1,599
Non-recurring	$ 685	$ 381	$ 70	$ 322	$ 901
Revenues [4]	$ 38,137	$ 39,475	$ 38,954	$ 40,163	$ 38,603
Cash NOI [4]	$ 10,150	$ 11,623	$ 10,704	$ 12,789	$ 12,552
Cash NOI Margin %	26.6 %	29.4 %	27.5 %	31.8 %	32.5 %
REVPOR - AL	$ 6,038	$ 5,938	$ 5,865	$ 6,052	$ 6,019
REVPOR - IL	$ 2,511	$ 2,525	$ 2,510	$ 2,505	$ 2,498
Occupancy	80.0 %	81.6 %	83.9 %	86.6 %	87.7 %

Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [1][2]

Dollars in thousands, except REVPOR

	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019
Number of Properties	158	158	159	168	170
Number of Units	7,056	7,056	7,086	7,463	7,538
Capital Expenditures:					
Recurring	$ 1,949	$ 1,006	$ 415	$ 724	$ 1,148
Non-recurring	$ 331	$ 145	$ 680	$ 609	$ 2,354
Revenues [4]	$ 34,438	$ 37,802	$ 36,150	$ 38,135	$ 39,241
Cash NOI [4]	$ 5,054	$ 9,034	$ 6,305	$ 8,370	$ 10,089
Cash NOI Margin %	14.7 %	23.9 %	17.4 %	21.9 %	25.7 %
REVPOR (all AL)	$ 4,576	$ 4,411	$ 4,302	$ 4,340	$ 4,418
Occupancy	71.6 %	75.8 %	78.9 %	81.5 %	82.2 %

(1) REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period and include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

(3) Balances related to properties in Canada are based on the exchange rate as of the end of the period presented. The exchange rate as of December 31, 2020 was $0.7848 per 1 CAD.

(4) Wholly-owned properties: Revenues and Cash NOI balances include $0.6 million and $1.2 million of government grant income for 4Q 2020 and 3Q 2020, respectively; Cash NOI balances also include $1.0 million, $1.2 million, $1.7 million and $0.3 million of expenses for 4Q 2020, 3Q 2020, 2Q 2020 and 1Q 2020, respectively, in each case related to increased supplies and labor needs related to the COVID-19 pandemic. Unconsolidated JV properties: Revenues and Cash NOI balances include $0.5 million and $3.0 million of government grant income for 4Q 2020 and 3Q 2020, respectively; Cash NOI balances also include $2.0 million, $1.3 million, $2.3 million and $0.5 million of expenses for 4Q 2020, 3Q 2020, 2Q 2020 and 1Q 2020, respectively, in each case related to increased supplies and labor needs related to the COVID-19 pandemic.

8 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA
PORTFOLIO
Same Store Senior Housing - Managed Portfolio

Same Store Senior Housing - Managed Portfolio — Wholly-Owned [(1)]

Dollars in thousands, except REVPOR

	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019
Number of Properties	44	44	44	44	44
Revenues [(2)]	$ 34,854	$ 35,900	$ 35,401	$ 36,641	$ 37,157
Cash NOI [(2)]	$ 9,623	$ 10,635	$ 9,734	$ 11,721	$ 12,323
Cash NOI Margin %	27.6 %	29.6 %	27.5 %	32.0 %	33.2 %
REVPOR - AL	$ 6,157	$ 6,027	$ 5,970	$ 5,997	$ 6,019
REVPOR - IL	$ 2,511	$ 2,525	$ 2,510	$ 2,505	$ 2,498
Occupancy	80.2 %	81.8 %	83.9 %	86.5 %	87.7 %

Same Store Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [(1)(3)]

Dollars in thousands, except REVPOR

	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019
Number of Properties	158	158	158	158	158
Revenues [(2)]	$ 34,455	$ 37,678	$ 35,198	$ 36,654	$ 37,647
Cash NOI [(2)]	$ 5,163	$ 9,058	$ 6,597	$ 8,541	$ 10,279
Cash NOI Margin %	15.0 %	24.0 %	18.7 %	23.3 %	27.3 %
REVPOR (all AL)	$ 4,576	$ 4,411	$ 4,302	$ 4,340	$ 4,418
Occupancy	71.6 %	75.8 %	78.9 %	81.5 %	82.2 %

(1) Same store Senior Housing - Managed portfolio includes all facilities owned for the full period in all comparison periods. Same store REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period for Stabilized Facilities owned for the full period in all comparison periods. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2) Same store wholly-owned properties: Revenues and Cash NOI balances include $0.6 million and $1.0 million of government grant income for 4Q 2020 and 3Q 2020, respectively; Cash NOI balances also include $0.8 million, $1.1 million, $1.5 million and $0.3 million of expenses for 4Q 2020, 3Q 2020, 2Q 2020 and 1Q 2020, respectively, in each case related to increased supplies and labor needs related to the COVID-19 pandemic. Same store unconsolidated JV properties: Revenues and Cash NOI balances include $0.5 million and $3.0 million of government grant income for 4Q 2020 and 3Q 2020; Cash NOI balances also include $2.0 million, $1.3 million, $2.2 million and $0.5 million of expenses for 4Q 2020, 3Q 2020, 2Q 2020 and 1Q 2020, respectively, in each case related to increased supplies and labor needs related to the COVID-19 pandemic.

(3) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

9 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA

PORTFOLIO

Loans and Other Investments | Development Pipeline

Loans Receivable and Other Investments

Dollars in thousands

As of December 31, 2020

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended December 31, 2020 [(1)]	Maturity Date
Mortgage	1	Specialty Hospital	$ 19,000	$ 19,000	10.0 %	10.0 %	$ 486	01/31/27
Construction	1	Senior Housing	3,343	3,352	8.0 %	7.8 %	68	09/30/22
Other	16	Multiple	42,977	39,005	6.8 %	6.9 %	700	03/01/21-08/31/28
	18		65,320	61,357	7.8 %	7.9 %	$ 1,254	
Allowance for loan losses			—	(2,458)				
			$ 65,320	$ 58,899				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value [(2)]	Rate of Return	Other Income Three Months Ended December 31, 2020 [(1)]
Preferred Equity	6	Skilled Nursing / Senior Housing	$ 37,493	$ 37,493	$ 43,940	11.3 %	$ 1,211

Proprietary Development Pipeline [(2)]

Dollars in thousands

As of December 31, 2020

	Investment Type		Property Type		Investment Amount [(3)]		Estimated Real Estate Value Upon Completion			
State	Loan	Preferred Equity	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Weighted Average Initial Cash Lease Yield	Certificate of Occupancy Timing [(4)]
Indiana	—	1	—	1	$ —	$ 7,169	$ —	$ 38,000	7.6 %	Q3 2017
Ohio	—	2	—	2	—	10,674	—	67,000	7.3 %	Q1 2018-Q4 2019
Texas	1	1	1	1	3,749	3,333	14,475	5,700	8.6 %	Q3 2016-Q1 2020
	1	4	1	4	$ 3,749	$ 21,176	$ 14,475	$ 110,700	7.6 %	

(1) Includes income related to loans receivable and other investments held as of December 31, 2020.
(2) Includes projects invested in or committed to as of December 31, 2020.
(3) Investment amount excludes accrued and unpaid interest receivable.
(4) Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.

10 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA

PORTFOLIO

NOI Concentrations [1]
As of December 31, 2020

RELATIONSHIP CONCENTRATION


Avamere Family of Companies: 8.6%
North American Healthcare: 7.6%
Signature Healthcare: 7.5%
Cadia Healthcare: 7.2%
Signature Behavioral: 6.6%
Managed (No Operator Credit Exposure): 13.6%
Enlivant 6.6%
Holiday 5.1%
Other 1.9%
Other: 48.9%

ASSET CLASS CONCENTRATION


Senior Housing - Managed: 13.6%
Specialty Hospital and Other: 10.8%
Senior Housing - Leased: 9.8%
Interest and Other Income: 2.0%
Skilled Nursing/ Transitional Care: 63.8%

PAYOR SOURCE CONCENTRATION [2]


Private Pay: 41.0%
Non-Private: 59.0%

(1) Concentrations are calculated using Annualized Cash NOI. Relationship and asset class concentrations use Annualized Cash NOI for real estate investments, investments in loans receivable and other investments, and investment in unconsolidated joint venture. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments.
(2) Tenant and borrower revenue presented one quarter in arrears.

11 SABRA **4Q 2020** SUPPLEMENTAL INFORMATION December 31, 2020

SABRA

PORTFOLIO

Geographic Concentrations

Property Type

As of December 31, 2020

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	39	9	6	14	68	16.0 %	28	96	16.4 %
Indiana	14	3	—	1	18	4.2	21	39	6.7
California	24	1	1	4	30	7.0	—	30	5.1
Washington	15	1	1	—	17	4.0	12	29	5.0
Kentucky	24	1	—	2	27	6.3	1	28	4.8
Oregon	15	4	—	—	19	4.5	6	25	4.3
Ohio	5	1	—	—	6	1.4	15	21	3.6
Wisconsin	4	3	3	—	10	2.4	10	20	3.4
Pennsylvania	2	—	5	1	8	1.9	11	19	3.3
Massachusetts	18	—	—	—	18	4.2	—	18	3.1
Other (33 states & Canada)	127	42	31	5	205	48.1	54	259	44.3
Total	287	65	47	27	426	100.0 %	158	584	100.0 %
% of Consolidated Total	67.4 %	15.3 %	11.0 %	6.3 %	100.0 %				
% of Total	49.1 %	11.1 %	8.1 %	4.6 %	72.9 %		27.1 %	100.0 %	

Distribution of Beds/Units

As of December 31, 2020

Location	Total Number of Properties	Property Type: Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	96	4,816	577	856	366	6,615	15.7 %	1,092	7,707	15.7 %
Kentucky	28	2,598	142	—	100	2,840	6.8	55	2,895	5.9
Indiana	39	1,439	432	—	48	1,919	4.6	963	2,882	5.9
California	30	2,058	58	102	340	2,558	6.1	—	2,558	5.2
Washington	29	1,591	52	113	—	1,756	4.2	504	2,260	4.6
Massachusetts	18	2,209	—	—	—	2,209	5.2	—	2,209	4.5
Oregon	25	1,520	377	—	—	1,897	4.5	207	2,104	4.3
North Carolina	15	1,454	—	237	—	1,691	4.0	—	1,691	3.4
New York	10	1,566	—	107	—	1,673	4.0	—	1,673	3.4
Missouri	14	1,075	—	184	—	1,259	3.0	—	1,259	2.6
Other (33 states & Canada)	280	11,435	2,644	3,325	238	17,642	41.9	4,235	21,877	44.5
Total	584	31,761	4,282	4,924	1,092	42,059	100.0 %	7,056	49,115	100.0 %
% of Consolidated Total		75.5 %	10.2 %	11.7 %	2.6 %	100.0 %				
% of Total		64.7 %	8.7 %	10.0 %	2.2 %	85.6 %		14.4 %	100.0 %	

12 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA

PORTFOLIO

Geographic Concentrations Continued

Investment [1]

Dollars in thousands

As of December 31, 2020

Location	Total Number of Properties	Property Type: Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Total	% of Total
Texas	68	$ 385,040	$ 81,305	$ 182,316	$ 196,035	$ 844,696	14.2 %
California	30	435,612	18,160	36,479	225,361	715,612	12.0
Oregon	19	261,316	86,860	—	—	348,176	5.9
Maryland	9	325,887	3,250	—	—	329,137	5.5
New York	10	297,573	—	20,014	—	317,587	5.3
Kentucky	27	228,773	23,669	—	39,696	292,138	4.9
Indiana	18	174,581	88,824	—	5,310	268,715	4.5
Washington	17	188,551	10,686	27,752	—	226,989	3.8
Arizona	8	33,822	10,348	38,218	121,757	204,145	3.4
North Carolina	15	123,462	—	68,395	—	191,857	3.2
Other (30 states & Canada) [2]	205	1,189,853	384,532	569,822	82,634	2,226,841	37.3
Total	426	$ 3,644,470	$ 707,634	$ 942,996	$ 670,793	$5,965,893	100.0 %
% of Total investment		61.1 %	11.9 %	15.8 %	11.2 %	100.0 %	

(1) Excludes our unconsolidated joint venture.

(2) Investment balance in Canada is based on the exchange rate as of December 31, 2020 of $0.7848 per 1 CAD.

13 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA
PORTFOLIO
Lease Expirations

Lease Expirations [1]

Dollars in thousands

As of December 31, 2020	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total Annualized Revenues	% of Total
2021 [2]	$ —	$ 501	$ —	$ 501	0.1 %
2022	24,724	5,140	—	29,864	7.0 %
2023	9,074	—	—	9,074	2.1 %
2024	21,586	2,397	—	23,983	5.6 %
2025	15,294	3,202	1,308	19,804	4.6 %
2026	28,768	1,317	—	30,085	7.1 %
2027	41,444	—	33,538	74,982	17.6 %
2028	15,086	8,113	4,037	27,236	6.4 %
2029	58,891	5,739	5,691	70,321	16.5 %
2030	13,903	—	2,976	16,879	4.0 %
Thereafter	93,228	23,152	7,007	123,387	29.0 %
Total Annualized Revenues	$ 321,998	$ 49,561	$ 54,557	$ 426,116	100.0 %

(1) Annualized Revenues are net of repositioning reserves, if applicable.
(2) All 2021 lease expirations are in the fourth quarter.

14 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA
INVESTMENT ACTIVITY
Summary

Investment Activity

Dollars in thousands

Location	Initial Investment Date	Property Type	Number of Properties	Beds/Units	2020 Amounts Invested [(1)]	Rate of Return/Initial Cash Yield
Real Estate						
Traditions of Brookside [(2)]	01/07/20	Senior Housing-Leased	1	157	$ 33,363	7.24 %
Elan Westpointe [(3)]	01/15/20	Senior Housing - Managed	1	113	25,000	8.00 %
Traditions of Beaumont [(4)]	01/31/20	Senior Housing - Leased	1	142	24,000	7.38 %
Traditions at Hunter Station [(5)]	04/01/20	Senior Housing - Leased	1	135	30,223	7.28 %
Additions to Real Estate [(6)]	Various	Multiple	N/A	N/A	34,197	8.52 %
Total Real Estate Investments					146,783	7.70 %
Preferred Equity						
Wellmore of Daniel Island	07/31/20	Senior Housing	1	186	20,000	10.00 %
Total Preferred Equity Investments					20,000	10.00 %
Loans Receivable						
Ignite Promissory Note [(7)]	01/07/20	Skilled Nursing/ Transitional Care	N/A	N/A	865	7.00 %
Additional Loans Receivable Fundings [(8)]	Various	Multiple	N/A	N/A	772	8.00 %
Total Loans Receivable					1,637	7.47 %
All Investments in 2020					$ 168,420	7.97 %

(1) Excludes capitalized acquisition costs and origination fees.
(2) Amount invested reflects the gross investment, of which $7.1 million was used to repay our preferred equity investment in this property that had a 12% yield.
(3) Amount invested reflects the gross investment, of which $6.4 million was used to repay our preferred equity investment in this property that had a 10% yield.
(4) Amount invested reflects the gross investment, of which $2.5 million was used to repay our preferred equity investment in this property that had a 12% yield.
(5) Amount invested reflects the gross investment, of which $4.6 million was used to repay our preferred equity investment in this property that had a 12% yield.
(6) Excludes capital expenditures for the Senior Housing - Managed portfolio and recurring capital expenditures for the Triple-Net portfolio.
(7) Loan repaid in full October 2020.
(8) Initial investment occurred prior to 2020. Amount invested reflects incremental fundings during the year ended December 31, 2020.

15 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA

CAPITALIZATION

Overview

Debt

Dollars in thousands

As of December 31, 2020	Consolidated Debt	Sabra's Share of Unconsolidated JV Debt	Total Debt
Secured debt	$ 80,199	$ 380,524	$ 460,723
Revolving credit facility	—	—	—
Term loans	1,053,100	—	1,053,100
Senior unsecured notes	1,250,000	—	1,250,000
Total Debt	2,383,299	380,524	2,763,823
Deferred financing costs and premiums/discounts, net	(10,925)	(3,732)	(14,657)
Total Debt, Net	$ 2,372,374	$ 376,792	$ 2,749,166

Revolving Credit Facility

Dollars in thousands

As of December 31, 2020	
Credit facility availability	$ 1,000,000
Credit facility capacity	1,000,000

Enterprise Value

Dollars in thousands, except per share amounts

As of December 31, 2020	Shares Outstanding	Price	Value
Common stock	210,560,815	$ 17.37	$ 3,657,441
Consolidated Debt			2,383,299
Cash and cash equivalents			(59,076)
Consolidated Enterprise Value			5,981,664
Sabra's share of unconsolidated joint venture debt			380,524
Sabra's share of unconsolidated joint venture cash and cash equivalents			(6,710)
Total Enterprise Value			$ 6,355,478

At-The-Market Common Stock Offering Program

Dollars in thousands, except per share amounts

Three Months Ended December 31, 2020	
Shares issued	3,573,645
Net proceeds	$ 59,174
Weighted average price per share	$ 16.81
Availability as of December 31, 2020	$ 234,674
Forward sales agreements as of December 31, 2020:	
Shares outstanding	1,126,262
Weighted average price per share, net of commissions	$ 17.44

Common Stock and Equivalents

	Weighted Average Common Shares			
	Three Months Ended December 31, 2020		Year Ended December 31, 2020	
	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO
Common stock	208,069,163	208,069,163	206,190,783	206,190,783
Common equivalents	32,720	32,720	32,720	32,720
Basic common and common equivalents	208,101,883	208,101,883	206,223,503	206,223,503
Dilutive securities:				
Restricted stock and units	1,220,249	1,881,362	1,029,327	1,816,027
Diluted common and common equivalents	209,322,132	209,983,245	207,252,830	208,039,530

16 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA

CAPITALIZATION

Indebtedness

Fixed | Variable Rate Debt

Dollars in thousands

As of December 31, 2020		Principal	Weighted Average Effective Rate [1]	% of Total
Fixed Rate Debt				
Secured debt	$	80,199	3.39 %	2.9 %
Unsecured senior notes		1,250,000	4.76 %	45.2 %
Total fixed rate debt		1,330,199	4.68 %	48.1 %
Variable Rate Debt [2]				
Term loans		1,053,100	2.35 %	38.1 %
Sabra's share of unconsolidated joint venture variable rate debt		380,524	2.68 %	13.8 %
Total variable rate debt		1,433,624	2.43 %	51.9 %
Total Debt	$	2,763,823	3.52 %	100.0 %

Secured | Unsecured Debt

Dollars in thousands

As of December 31, 2020		Principal	Weighted Average Effective Rate [1]	% of Total
Secured Debt				
Secured debt	$	80,199	3.39 %	2.9 %
Sabra's share of unconsolidated joint venture secured debt		380,524	2.68 %	13.8 %
Total secured debt		460,723	2.80 %	16.7 %
Unsecured Debt				
Unsecured senior notes		1,250,000	4.76 %	45.2 %
Term loans		1,053,100	2.35 %	38.1 %
Total unsecured debt		2,303,100	3.66 %	83.3 %
Total Debt	$	2,763,823	3.52 %	100.0 %

(1) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

(2) Term loans include $845.0 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.24%, and $98.1 million (CAD $125.0 million) subject to a swap agreement that fixes CDOR at 0.93%. Excluding these amounts, variable rate debt was 17.7% of Total Debt as of December 31, 2020. Additionally, unconsolidated joint venture debt includes $375.5 million subject to interest rate cap agreements that cap LIBOR at a weighted average rate of 2.88%.

17 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

SABRA

CAPITALIZATION

Debt Maturity

Debt Maturity Schedule

Dollars in thousands	Secured Debt		Unsecured Senior Notes		Term Loans		Revolving Credit Facility [1]		Consolidated Debt		Sabra's Share of Unconsolidated JV Debt		Total Debt	
As of December 31, 2020	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]
2021	$ 18,419	3.04 %	$ —	—	$ —	—	$ —	—	$ 18,419	3.04 %	$ 4,726	2.66 %	$ 23,145	2.97 %
2022	2,412	2.88 %	—	—	105,000	1.39 %	—	—	107,412	1.43 %	14,971	2.66 %	122,383	1.58 %
2023	2,478	2.89 %	—	—	350,000	1.39 %	—	—	352,478	1.40 %	6,774	2.66 %	359,252	1.43 %
2024	2,545	2.90 %	300,000	4.80 %	598,100	1.45 %	—	—	900,645	2.57 %	6,826	2.66 %	907,471	2.57 %
2025	2,615	2.91 %	—	—	—	—	—	—	2,615	2.91 %	189,031	2.66 %	191,646	2.66 %
2026	2,687	2.92 %	500,000	5.13 %	—	—	—	—	502,687	5.11 %	81,662	2.84 %	584,349	4.80 %
2027	2,761	2.93 %	100,000	5.88 %	—	—	—	—	102,761	5.80 %	70,602	2.57 %	173,363	4.48 %
2028	2,837	2.94 %	—	—	—	—	—	—	2,837	2.94 %	165	2.43 %	3,002	2.91 %
2029	2,914	2.96 %	350,000	3.90 %	—	—	—	—	352,914	3.89 %	165	2.43 %	353,079	3.89 %
2030	2,994	2.98 %	—	—	—	—	—	—	2,994	2.98 %	165	2.43 %	3,159	2.95 %
Thereafter	37,537	3.27 %	—	—	—	—	—	—	37,537	3.27 %	5,437	2.43 %	42,974	3.17 %
Total Debt	80,199		1,250,000		1,053,100		—		2,383,299		380,524		2,763,823	
Premium, net	—		6,442		—		—		6,442		—		6,442	
Deferred financing costs, net	(1,134)		(8,049)		(8,184)		—		(17,367)		(3,732)		(21,099)	
Total Debt, Net	$ 79,065		$1,248,393		$1,044,916		$ —		$2,372,374		$376,792		$2,749,166	
Wtd. avg. maturity/years	18.2		6.0		3.2		2.7		5.2		4.9		5.1	
Wtd. avg. interest rate [3]	3.39 %		4.76 %		2.35 %		1.24 %		3.65 %		2.68 %		3.52 %	

(1) Revolving Credit Facility is subject to two six-month extension options.
(2) Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate derivative agreements.
(3) Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

18 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

19 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020 Key Credit Metrics (1) December 31, 2019 December 31, 2020 Net Debt to Adjusted EBITDA (2)(3) 4.89x 4.88x Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture (2)(3) 5.38x 5.49x Interest Coverage (2) 5.28x 5.32x Fixed Charge Coverage Ratio (2) 5.08x 5.14x Total Debt/Asset Value 36% 35 % Secured Debt/Asset Value 2% 1 % Unencumbered Assets/Unsecured Debt 275% 282 % Cost of Permanent Debt (4) 3.79% 3.52 % Unsecured Notes Ratings S&P (Stable outlook) BBB- Fitch (Stable outlook) BBB- Moody’s (Negative outlook) Ba1 CAPITALIZATION Credit Metrics and Ratings (1) Key credit statistics (except net debt to adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes. (2) Based on the trailing twelve month period ended as of the date indicated. (3) Net Debt to Adjusted EBITDA is calculated based on Pro Forma Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture is calculated based on Annualized Adjusted EBITDA, as adjusted, which includes Annualized Adjusted EBITDA and is further adjusted to include the Company's share of the unconsolidated joint venture interest expense. See “Reconciliations of Non-GAAP Financial Measures” on our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap for additional information. (4) Excludes revolving credit facility balance that had an interest rate of 1.24% and 2.91% as of December 31, 2020 and 2019, respectively.

20 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020 FINANCIAL INFORMATION 1Q 2021 Outlook 1Q 2021 Guidance   Diluted per share data attributable to common stockholders Net income $ 0.16 - $ 0.17 FFO $ 0.39 - $ 0.40 AFFO $ 0.38 - $ 0.39 Dividend per share $0.30 Senior Housing - Managed Portfolio Average Quarterly Occupancy • Wholly-owned: 75.4% - 77.4% • Unconsolidated Joint Venture: 66.0% - 68.0% Investments and Dispositions • Investments of $39.0 million with a weighted average initial cash yield of 8.2%. • Dispositions and loan repayments of $6.2 million, with associated annualized Cash NOI of $0.4 million. • Capital expenditures in our wholly-owned Senior Housing - Managed portfolio of $3.2 million. Financing and Leverage Management • Maintain Net Debt to Annualized Adjusted EBITDA (including unconsolidated joint venture) below 5.50x on expected Annualized Adjusted EBITDA between $479 million and $481 million as of March 31, 2021. • Utilize availability under the revolver and issue between $100 million and $110 million of equity under our ATM Program to fund acquisitions and manage leverage due to reduced earnings during the pandemic from our Senior Housing - Managed portfolio. Other Assumptions • Non-cash rental income: $5.7 million • Interest and other income: $3.2 million • Recurring, cash general and administrative expense: $6.9 million • Stock-based compensation expense: $2.3 million • Cash interest expense: $22.7 million • Non-cash interest expense: $2.7 million • Unconsolidated Joint Venture cash interest expense: $2.5 million • Unconsolidated Joint Venture non-cash interest expense: $0.1 million • The estimated amounts above do not include any anticipated funds from the Provider Relief Fund for our Senior Housing - Managed communities.

21 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Income Dollars in thousands, except per share data Three Months Ended December 31, Year Ended December 31,   2020 2019 2020 2019 Revenues: Rental and related revenues $ 110,733 $ 112,847 $ 430,584 $ 452,138 Interest and other income 3,184 4,395 11,940 81,540 Resident fees and services 38,137 38,521 156,045 128,058         Total revenues 152,054 155,763 598,569 661,736 Expenses: Depreciation and amortization 44,158 44,032 176,737 181,549 Interest 24,524 27,429 100,424 126,610 Triple-net portfolio operating expenses 5,109 5,075 20,590 22,215 Senior housing - managed portfolio operating expenses 27,987 25,999 110,963 86,257 General and administrative 8,105 5,934 32,755 30,886 Provision for (recovery of) loan losses and other reserves 1,149 (219) 1,855 1,238 Impairment of real estate 849 2,717 4,003 121,819         Total expenses 111,881 110,967 447,327 570,574         Other (expense) income: Loss on extinguishment of debt — (5,577) (531) (16,340) Other (expense) income (154) 1,709 2,154 2,094 Net gain on sales of real estate 33 1,084 2,861 2,300 Total other (expense) income (121) (2,784) 4,484 (11,946) Income before loss from unconsolidated joint venture and income tax benefit (expense) 40,052 42,012 155,726 79,216 Loss from unconsolidated joint venture (3,562) (1,161) (16,599) (6,796) Income tax benefit (expense) 627 (1,110) (710) (3,402) Net income 37,117 39,741 138,417 69,018 Net income attributable to noncontrolling interests — — — (22) Net income attributable to common stockholders $ 37,117 $ 39,741 $ 138,417 $ 68,996         Net income attributable to common stockholders, per: Basic common share $ 0.18 $ 0.20 $ 0.67 $ 0.37         Diluted common share $ 0.18 $ 0.20 $ 0.67 $ 0.37         Weighted-average number of common shares outstanding, basic 208,101,883 197,840,180 206,223,503 187,172,210   Weighted-average number of common shares outstanding, diluted 209,322,132 199,048,481 207,252,830 188,127,092

22 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Balance Sheets Dollars in thousands, except per share data December 31,   2020 2019 Assets Real estate investments, net of accumulated depreciation of $681,657 and $539,213 as of December 31, 2020 and 2019, respectively $ 5,285,038 $ 5,341,370 Loans receivable and other investments, net 102,839 107,374 Investment in unconsolidated joint venture 288,761 319,460 Cash and cash equivalents 59,076 39,097 Restricted cash 6,447 10,046 Lease intangible assets, net 82,796 101,509 Accounts receivable, prepaid expenses and other assets, net 160,646 150,443 Total assets $ 5,985,603 $ 6,069,299 Liabilities Secured debt, net $ 79,065 $ 113,070 Term loans, net 1,044,916 1,040,258 Senior unsecured notes, net 1,248,393 1,248,773 Accounts payable and accrued liabilities 146,276 108,792 Lease intangible liabilities, net 57,725 69,946 Total liabilities 2,576,375 2,580,839 Equity Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2020 and 2019 — — Common stock, $0.01 par value; 500,000,000 shares authorized, 210,560,815 and 205,208,018 shares issued and outstanding as of December 31, 2020 and 2019, respectively 2,106 2,052 Additional paid-in capital 4,163,228 4,072,079 Cumulative distributions in excess of net income (716,195) (573,283) Accumulated other comprehensive loss (39,911) (12,388) Total equity 3,409,228 3,488,460 Total liabilities and equity $ 5,985,603 $ 6,069,299

23 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Cash Flows Dollars in thousands Year Ended December 31, 2020 2019 Cash flows from operating activities: Net income $ 138,417 $ 69,018 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 176,737 181,549 Non-cash rental and related revenues (4,458) (19,449) Non-cash interest income (2,351) (2,212) Non-cash interest expense 8,418 10,080 Stock-based compensation expense 7,907 9,819 Non-cash lease termination income — (10,579) Loss on extinguishment of debt 531 16,340 Provision for loan losses and other reserves 1,855 1,238 Net gain on sales of real estate (2,861) (2,300) Impairment of real estate 4,003 121,819 Loss from unconsolidated joint venture 16,599 6,796 Distributions of earnings from unconsolidated joint venture 12,795 13,865 Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net (6,398) (9,639) Accounts payable and accrued liabilities 3,658 (13,870) Net cash provided by operating activities 354,852 372,475 Cash flows from investing activities: Acquisition of real estate (92,945) (51,136) Origination and fundings of loans receivable (1,651) (13,065) Origination and fundings of preferred equity investments (20,069) — Additions to real estate (47,354) (25,451) Repayments of loans receivable 4,093 18,367 Repayments of preferred equity investments 3,419 5,079 Net proceeds from sales of real estate 16,751 329,050 Distributions in excess of earnings from unconsolidated joint venture 1,305 — Net cash (used in) provided by investing activities (136,451) 262,844 Cash flows from financing activities: Net repayments of revolving credit facility — (624,000) Proceeds from issuance of senior unsecured notes — 638,779 Principal payments on senior unsecured notes — (700,000) Principal payments on term loans — (145,000) Principal payments on secured debt (3,072) (3,436) Payments of deferred financing costs (830) (15,598) Payments related to extinguishment of debt — (10,502) Distributions to noncontrolling interest — (316) Issuance of common stock, net 80,092 549,328 Dividends paid on common stock (278,299) (335,435) Net cash used in financing activities (202,109) (646,180) Net increase (decrease) in cash, cash equivalents and restricted cash 16,292 (10,861) Effect of foreign currency translation on cash, cash equivalents and restricted cash 88 346 Cash, cash equivalents and restricted cash, beginning of period 49,143 59,658 Cash, cash equivalents and restricted cash, end of period $ 65,523 $ 49,143 Supplemental disclosure of cash flow information: Interest paid $ 92,589 $ 123,854 Income taxes paid $ 2,439 $ 3,911 Supplemental disclosure of non-cash investing activities: Decrease in loans receivable and other investments due to acquisition of real estate $ 20,731 $ — Secured debt assumed by buyers in connection with sales of real estate $ 31,830 $ —

SABRA

FINANCIAL INFORMATION

FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
Net income attributable to common stockholders	$ 37,117	$ 39,741	$ 138,417	$ 68,996
Add:				
Depreciation and amortization of real estate assets	44,158	44,032	176,737	181,549
Depreciation and amortization of real estate assets related to noncontrolling interest	—	—	—	(93)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,424	5,547	26,949	21,649
Net gain on sales of real estate	(33)	(1,084)	(2,861)	(2,300)
Net loss on sales of real estate related to unconsolidated joint venture	10	—	3,281	1,690
Impairment of real estate	849	2,717	4,003	121,819
FFO attributable to common stockholders	$ 87,525	$ 90,953	$ 346,526	$ 393,310
Write-offs of straight-line rental income receivable and lease intangibles	—	—	21,200	7,326
Lease termination income	—	(854)	(300)	(67,802)
Loss on extinguishment of debt	—	5,577	531	16,340
Provision for (recovery of) doubtful accounts and loan losses, net	1,149	(219)	1,855	1,238
Other normalizing items [1]	(314)	115	(1,283)	5,330
Normalized FFO attributable to common stockholders	$ 88,360	$ 95,572	$ 368,529	$ 355,742
FFO attributable to common stockholders	$ 87,525	$ 90,953	$ 346,526	$ 393,310
Merger and acquisition costs	50	232	483	424
Stock-based compensation expense	2,256	990	7,907	9,819
Non-cash rental and related revenues	(5,798)	(6,484)	(4,458)	(19,449)
Non-cash interest income	(608)	(532)	(2,351)	(2,212)
Non-cash interest expense	1,891	2,234	8,418	10,080
Non-cash portion of loss on extinguishment of debt	—	1,972	531	5,838
Provision for (recovery of) loan losses and other reserves	1,149	(219)	1,855	1,238
Non-cash lease termination income	—	(854)	—	(10,579)
Other non-cash adjustments related to unconsolidated joint venture	576	1,212	1,913	4,135
Other non-cash adjustments	205	76	342	171
AFFO attributable to common stockholders	$ 87,246	$ 89,580	$ 361,166	$ 392,775
Cash portion of lease termination income	—	—	(300)	(57,223)
Cash portion of loss on extinguishment of debt	—	3,605	—	10,502
Other normalizing items [1]	(337)	(10)	(1,369)	5,056
Normalized AFFO attributable to common stockholders	$ 86,909	$ 93,175	$ 359,497	$ 351,110
Amounts per diluted common share attributable to common stockholders:				
Net income	$ 0.18	$ 0.20	$ 0.67	$ 0.37
FFO	$ 0.42	$ 0.46	$ 1.67	$ 2.09
Normalized FFO	$ 0.42	$ 0.48	$ 1.78	$ 1.89
AFFO	$ 0.42	$ 0.45	$ 1.74	$ 2.08
Normalized AFFO	$ 0.41	$ 0.47	$ 1.73	$ 1.86
Weighted average number of common shares outstanding, diluted:				
Net income, FFO and Normalized FFO	209,322,132	199,048,481	207,252,830	188,127,092
AFFO and Normalized AFFO	209,983,245	199,496,049	208,039,530	188,775,872

(1) For FFO and AFFO, the year ended December 31, 2020 includes $2.3 million earned during the period related to legacy Care Capital Properties, Inc. investments. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

24 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020

25 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020 FINANCIAL INFORMATION Components of Net Asset Value (NAV) (1) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (2) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s debt. (3) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s cash and cash equivalents and restricted cash. (4) Includes balances that impact cash or NOI and excludes non-cash items. Annualized Cash NOI Dollars in thousands Skilled Nursing/Transitional Care $ 322,000 Senior Housing - Leased 49,561 Senior Housing - Managed — Wholly-Owned 42,315 Senior Housing - Managed — Sabra's share of unconsolidated joint venture 26,351 Specialty Hospitals and Other 54,556 Annualized Cash NOI (excluding loans receivable and other investments) $ 494,783 Obligations Dollars in thousands Secured debt (1) $ 80,199 Unsecured senior notes (1) 1,250,000 Revolving credit facility — Term loans (1) 1,053,100 Sabra’s share of unconsolidated JV debt (2) 380,524 Total Debt 2,763,823 Add (less): Cash and cash equivalents and restricted cash (65,523) Sabra’s share of unconsolidated JV cash and cash equivalents and restricted cash (3) (13,429) Accounts payable and accrued liabilities (4) 99,655 Net obligations $ 2,784,526 Other Assets Dollars in thousands Loans receivable and other investments, net $ 102,839 Accounts receivable, prepaid expenses and other assets, net (4) 43,743 Total other assets $ 146,582 Common Shares Outstanding Total shares 210,560,815 We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business.

26 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020 APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward- looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: the ongoing COVID-19 pandemic and measures intended to prevent its spread, including the impact on our tenants, operators and Senior Housing - Managed communities; our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs, on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant Joint Venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/ transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark beginning after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.  Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. Tenant and Borrower Information This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com.

27 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020 APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non- GAAP supplemental measure of operating performance. Annualized Cash Net Operating Income (“Annualized Cash NOI”)* The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses, excluding expenses related to the COVID-19 pandemic, and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income. Annualized Revenues  The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries, additional rents or government grant income and are net of repositioning reserves, if applicable. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

28 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020 APPENDIX Reporting Definitions Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non- cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Investment also includes the Company’s pro rata share of the real estate assets held in the Company’s unconsolidated joint venture. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Operating Income (“NOI”)*   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income. Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

29 SABRA 4Q 2020 SUPPLEMENTAL INFORMATION December 31, 2020 APPENDIX Reporting Definitions REVPOR REVPOR represents the average revenues generated per occupied unit per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues, excluding government grant income, divided by average monthly occupied unit days. REVPOR includes only Stabilized Facilities. REVPOR for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non- stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/ Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) facilities acquired during the three months preceding the period presented. Total Debt Consolidated Debt plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. Total Debt, Net Consolidated Debt, Net plus the Company’s pro rata share of the carrying amount of the debt of the Company’s unconsolidated joint venture. Total Enterprise Value Consolidated Enterprise Value plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.